Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2009 (May 18, 2009 with respect to the retrospective adoption of accounting principles as described in Note 2), relating to the consolidated financial statements of L-1 Identity Solutions, Inc. and its subsidiaries ("the Company”), appearing in Form 8-K filed on May 21, 2009 which contains the consolidated balance sheets of the Company as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2008 and our report dated February 25, 2009 on the effectiveness of the Company’s internal control over financial reporting incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Stamford, Connecticut
February 12, 2010